UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2009
Mediacom LLC
Mediacom Capital Corporation
(Exact names of Registrants as specified in their charters)

New York New York	333-57285-01 333-57285	06-1433421 06-1513997
(State or other jurisdiction of incorporation or organization)	(Commission File Nos.)	(IRS Employer Identification Numbers)
100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices)
Registrants’ telephone number: (845) 695-2600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On August 25, 2009, Mediacom LLC and Mediacom Capital Corporation (collectively, the “Issuers”) sold, through a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), $350,000,000 in aggregate principal amount of Notes (the “Notes”). The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.
          In connection with the issuance and sale of the Notes, on August 25, 2009, the Issuers and Law Debenture Trust Company of New York, as trustee, entered into an Indenture (the “Indenture”). See Item 2.03 of this report for a discussion of the Notes and the Indenture.
          In connection with the issuance and sale of the Notes, on August 25, 2009, the Issuers entered into an Exchange and Registration Rights Agreement with the initial purchasers of the Notes. This Exchange and Registration Rights Agreement requires the Issuers to register with the Securities and Exchange Commission (the “Commission”) notes having substantially identical terms as the Notes as part of an offer to exchange non-restricted exchange notes (the “Exchange Notes”) for the Notes. The Issuers have agreed to use their best efforts to file a registration statement for the Exchange Notes with the Commission within 210 days after August 25, 2009 and to use their best efforts to cause such registration statement to be declared effective within 330 days after August 25, 2009. Under certain circumstances, the Issuers will be obligated to file a shelf registration statement with respect to the Notes. Under the Exchange and Registration Rights Agreement, if the Issuers fail to satisfy certain filing and other obligations with respect to the exchange, the Issuers will be obligated to pay an additional annual interest rate on the Notes of up to a maximum of 1.0% per annum. Such additional interest would cease to accrue once such default is remedied.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Notes
          The Issuers issued and sold the Notes to certain initial purchasers at a purchase price of 97.622% per Note. The Notes bear interest at a rate of 9.125% per annum and mature on August 15, 2019. Interest on the Notes will be payable semi-annually on February 15 and August 15 of each year, beginning February 15, 2010, to holders of record at the close of business on the February 1 or August 1, respectively, preceding such interest payment date. Interest on the Notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. The Notes are general unsecured obligations of the Issuers and rank senior to all of the Issuers’ future debt that is expressly subordinated in right of payment to the Notes. The Notes rank equally with all of the Issuers’ existing and future liabilities that are not so subordinated and are effectively subordinated to all of the Issuers’ secured debt and to all indebtedness and other liabilities of the Issuers’ subsidiaries.

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          The Issuers may redeem some or all of the Notes at any time on or after August 15, 2014 at the redemption prices set forth in the Indenture. The Issuers may also redeem up to 35% of the aggregate principal amount of the Notes using the proceeds from certain equity offerings at the redemption price set forth in the Indenture.
          Upon a change of control, as defined in the Indenture, the Issuers will be required to make an offer to purchase the Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date.
          The Indenture governing the Notes contains certain covenants that will limit, among other things, the Issuers’ ability and the ability of their restricted subsidiaries to:
•	incur certain additional indebtedness and issue disqualified equity interests;

•	make certain distributions, investments and other restricted payments;

•	sell certain assets;

•	agree to any restrictions on the ability of restricted subsidiaries to make payments to the Issuers or any other restricted subsidiary;

•	create certain liens on their assets to secure indebtedness; and

•	enter into certain transactions with affiliates.
          In addition, the Indenture governing the Notes contains a covenant that restricts the ability of each of the Issuers to merge or consolidate with or into another entity, or transfer all or substantially all of its assets to another entity.
          The description of the Indenture and the Notes is qualified in its entirety by the Indenture and the Notes.
          The Issuers will use the net proceeds of the offering of the Notes to purchase, pursuant to tender offers, a portion of the Issuers’ outstanding 7 7/8% Senior Notes due 2011 and 9 1/2% Senior Notes due 2013.
          Term Loan
          The operating subsidiaries of Mediacom LLC have a bank credit facility (the “credit facility”) that consists of a revolving credit commitment and two term loans. On August 25, 2009, the operating subsidiaries of Mediacom LLC entered into an incremental facility agreement that provides for a new term loan under the credit facility in the principal amount of $300.0 million (the “new term loan”). The new term loan will be funded on September 24, 2009.
          Borrowings under the new term loan bear interest at a floating rate or rates equal to, at the option of the operating subsidiaries of Mediacom LLC, the Eurodollar Rate or the Base Rate (each as defined in the related Credit Agreement, dated as of October 21, 2004), plus a margin of 3.50 % for Eurodollar Rate loans and a margin of 2.50% for Base Rate loans. For the first four years of the new term loan, the Eurodollar Rate will be subject to a floor of 2.00%. The new term loan matures on March 31, 2017. The obligations of the operating subsidiaries under the new term loan are governed by the terms of the credit facility.
          Proceeds from the funding of the incremental term loan facility will be used to fund, in large part, the redemption of the outstanding 9 1/2% and 7 7/8% Senior Notes not purchased in the

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tender offers. Any remaining proceeds will be used to pay a portion of the revolving credit facility and for general corporate purposes.
Item 8.01 Other Events.
          On August 25, 2009, Mediacom Communications Corporation announced the completion of $650 million of Senior Notes and term loan financings for Mediacom LLC. The financings consisted of $350 million of 9 1/8% Senior Notes due 2019, co-issued by the Issuers, sold pursuant to a Rule 144A offering, and an incremental senior secured term loan facility of $300 million maturing in 2017, which was completed pursuant to an existing bank credit agreement between the operating subsidiaries of Mediacom LLC and lenders thereto. The funding date of the incremental term loan facility is September 24, 2009. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.
          On August 25, 2009, Mediacom Communications Corporation and the Issuers announced that the Issuers have early accepted all 9 1/2% Senior Notes due 2013 and 7 7/8% Senior Notes due 2011 tendered in the tender offers for those Notes as of 5:00 p.m., New York City time, on August 24, 2009, which was the Early Tender Date for the tender offers. As of the Early Tender Date, holders of $385.2 million aggregate principal amount of 9 1/2% Notes and $63.6 million aggregate principal amount of 7 7/8% Notes had validly tendered (and not withdrawn) their Notes. A copy of the press release is being furnished as Exhibit 99.2 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired — None

(b)	Pro Forma Financial Information — None

(c)	Shell Company Transactions — None

(d)	Exhibits:

Exhibit No.	Description

99.1	Senior note and term loan press release issued on August 25, 2009

99.2	Tender offer press release issued on August 25, 2009

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: August 25, 2009

Mediacom LLC
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: August 25, 2009

Mediacom Capital Corporation
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer

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